Exhibit 10.02

POLARIS Inc.

FIFTH AMENDMENT TO

MASTER NOTE PURCHASE AGREEMENT

Dated as of January 15, 2021

To the Holders of the Notes

of Polaris Inc.

Ladies and Gentlemen:

Reference is made to the Master Note Purchase Agreement, dated as of December 13, 2010, by and among Polaris Inc. (formerly known as Polaris Industries Inc.), a Minnesota corporation (the “Company”), and the Purchasers listed in Schedule A attached thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Note Purchase Agreement”), pursuant to which the Company issued its $75,000,000 4.60% Senior Notes, Series 2011, Tranche B, due May 3, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, collectively, the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” The Existing Note Purchase Agreement, as modified by this Fifth Amendment to Master Note Purchase Agreement (this “Amendment Agreement”) and as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Note Purchase Agreement”. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the undersigned Holders agree as follows:

1.                  AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

Subject to the terms and conditions contained herein and in reliance on the representations and warranties of the Company contained herein, effective upon satisfaction of the conditions precedent contained in Section 3 below, the Existing Note Purchase Agreement is hereby amended as set forth below in this Section 1 (such amendments, collectively, the “Amendments”).

1.1              Section 8A of the Existing Note Purchase Agreement is hereby deleted in its entirety.

1.2              Section 10.1 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

10.1        Leverage Ratio.

The Company will not permit the Leverage Ratio, as of the last day of each fiscal quarter of the Company, to be more than 3.50 to 1.00; provided that, upon notice by the Company to the holders of Notes, as of the last day of each of the four consecutive fiscal quarters beginning with and including the fiscal quarter in which a Qualified Acquisition is consummated (each such period, an “Elevated Leverage Period”), the Leverage Ratio may be greater than 3.50 to 1.00, but in no event greater than 4.00 to 1.00; provided that it is understood and agreed that (i) the Company may not permit the Leverage Ratio to be more than 3.50 to 1.00 until there has been at least two complete fiscal quarters since the last Elevated Leverage Period ended; (ii) there shall not be more than three Elevated Leverage Periods during the term of this Agreement and the Notes; and (iii) if the Leverage Ratio, as of the last day of any fiscal quarter of the Company exceeds 3.00 to 1.00, the Company shall pay Incremental Interest to the extent required by Section 1.4.

1.3              Section 10.2 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

10.2        Interest Coverage Ratio.

The Company will not permit the Interest Coverage Ratio, as of the last day of each fiscal quarter of the Company, to be less than 3.00 to 1.00.

1.4              Section 10.3 of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

10.3        Priority Debt.

The Company will not permit Priority Debt at any time to exceed 20% of Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company.

1.5              Section 10.11 of the Existing Note Purchase Agreement is hereby deleted in its entirety.

1.6              Section 10.12 of the Existing Note Purchase Agreement is hereby deleted in its entirety.

1.7              Section 11(c) of the Existing Note Purchase Agreement is hereby amended and restated to read as follows:

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.9; or

1.8              Schedule B of the Existing Note Purchase Agreement is hereby amended by deleting the following defined terms in their entirety: “Asset Sale”, “Covenant Relief Period”, “Debt Issuance”, “First Offer”, “First Offer Prepayment Date”, “First Offer Response Date”, “Fourth Amendment Effective Date”, “Net Cash Proceeds”, “Restricted Payment”, “Second Offer”, “Second Offer Amount”, “Second Offer Prepayment Date”, “Second Offer Response Date” and “Second Offer Ratable Portion”.

2.                  REPRESENTATIONS AND WARRANTIES

To induce the Holders to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants to each of the Holders that as of the date hereof and as of the Amendment Effective Date:

2.1              No Default or Event of Default. No event has occurred and no condition exists that, as of the date hereof or as of the Amendment Effective Date, would constitute a Default or Event of Default.

2.2             Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment Agreement and to perform the provisions hereof.

2.3            Authorization, etc. This Amendment Agreement and the Existing Note Purchase Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement and the Existing Note Purchase Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4           Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Amendment Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.5            Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment Agreement.

2.6              Disclosure. This Amendment Agreement and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the documents, certificates or other writings delivered to the Holders by or on behalf of the Company.

2.7          No Fees. Neither the Company nor any of its Affiliates is paying any fee or giving any other consideration for the execution and delivery of any amendment and/or waiver to any other agreement or instrument evidencing any Indebtedness, including but not limited to the Credit Agreement, to which either the Company or any such Affiliate is a party which are similar to this Amendment Agreement.

2.8              Representations and Warranties of the Company in the Existing Note Purchase Agreement. The representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are true and correct on the date hereof as if made on such date, except (a) to the extent that any of such representations or warranties were specifically made as of an earlier date, in which case the applicable such representation or warranty was true and correct in all material respects as of such earlier date and (b) that references therein to “this Agreement” shall mean the Existing Note Purchase Agreement as amended hereby.

3.                  AMENDMENT EFFECTIVE DATE

The Amendments shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Amendment Effective Date”):

3.1             Execution and Delivery of the Amendment Agreement. The Required Holders shall have executed and delivered this Amendment Agreement and the Holders shall have received a counterpart of this Amendment Agreement duly executed and delivered by the Company.

3.2             Representations and Warranties True. The representations and warranties set forth in Section 2 hereof shall be true and correct on and as of the Amendment Effective Date.

3.3       Amendment to Credit Agreement. The Company shall have delivered to the Holders a complete executed copy of that certain Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Company, certain of the Company’s Affiliates party thereto, U.S. Bank National Association, acting as administrative agent, and the lenders party thereto, such amendment to be in form and substance reasonably satisfactory to the Required Holders, and the conditions to the effectiveness thereof shall have been satisfied or waived.

3.4       Amendment to 2018 Note Purchase Agreement. The Company shall have delivered to the Holders a complete executed and dated copy of that certain Second Amendment to Master Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto, such amendment to be in form and substance reasonably satisfactory to the Required Holders, and the conditions to the effectiveness thereof shall have been satisfied or waived.

3.5             Fees and Expenses. The Company shall have paid all reasonable fees, costs and expenses of counsel to the Holders incurred in connection with the preparation and delivery of this Amendment Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby.

3.6             Consent and Reaffirmation by Subsidiary Guarantors. The Subsidiary Guarantors shall have executed and delivered a counterpart to the Consent and Reaffirmation in the form attached hereto.

3.7             Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Amendment Agreement and all documents and instruments incidental to such transactions shall be satisfactory to the Holders and their special counsel, and the Holders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Holders or such special counsel may reasonably request.

4.                  MISCELLANEOUS

4.1         Fees and Expenses. The Company agrees to pay and reimburse the Holders for all of their reasonable, costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred in connection with the preparation and delivery of this Amendment Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, whether or not the Amendments become effective.

4.2              Continuing Effect; No Other Amendments or Consents; Confirmation.

(a)               Except as expressly provided herein, all of the terms and provisions of the Existing Note Purchase Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Existing Note Purchase Agreement as specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Required Holders’ willingness to consent to any action requiring consent under any other provisions of the Existing Note Purchase Agreement or the same subsection for any other date or time period. On and after the Amendment Effective Date, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement, and each reference in the other documents to “Note Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Existing Note Purchase Agreement as amended hereby.

(b)               This Amendment Agreement shall not extinguish the obligations outstanding under the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Amendment Agreement, the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company from any of its obligations and liabilities as the “Company” under the Note Purchase Agreement or any other document, agreement or instrument executed and/or delivered in connection therewith. Each of the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.

(c)               The Company hereby expressly acknowledges the terms of this Amendment Agreement and reaffirms, confirms and ratifies, as of the date hereof, the obligations pursuant to the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith, which, in each case, shall continue in full force and effect and shall extend to and include the liabilities and obligations hereunder. The execution of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of the Holders, constitute a waiver of any provision of the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith or serve to effect a novation of the obligations under the Note Purchase Agreement and any other document, agreement or instrument executed and/or delivered in connection therewith.

4.3         Binding Effect. All covenants and other agreements contained in this Amendment Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

4.4        Governing Law. This Amendment Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

4.5              Jurisdiction; Waiver of Jury Trial.

(a)               The Company irrevocably submits to the non exclusive jurisdiction of any New York state or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Amendment Agreement. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)               THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AMENDMENT AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

4.6              Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

4.7          E-Signature. The parties to this Amendment Agreement agree to electronic contracting and signatures with respect to this Amendment Agreement and the other documents executed in connection herewith. Delivery of an electronic signature to, or a signed copy of, this Amendment Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment Agreement and the other documents shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

4.8              Release. The matters set forth in this Amendment Agreement have been agreed to by the undersigned Holders as an accommodation to the Company. In consideration of such accommodation, and acknowledging that the Holders will be specifically relying on the following provisions as a material inducement in entering into this Amendment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, unconditionally and irrevocably releases and forever discharges each of the Holders and their respective agents, partners, servants, employees, directors, officers, attorneys, accountants, consultants, advisors, professionals, principals, trustees, representatives, receivers, trustees, affiliates, subsidiaries and shareholders, each affiliate of the foregoing and all of their respective predecessors, successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, damages, losses, obligations, remedies, causes of action, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in contract or in tort and whether at law or in equity, whether known or unknown, suspected or claimed, matured or contingent, liquidated or unliquidated, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever that shall have occurred on or prior to the date of this Amendment Agreement, in any way concerning, relating to, or arising from (a) the Note Purchase Agreement, the Notes, any of the other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (b) the financial condition, business operations, business plans, prospects or creditworthiness of the Company and its Subsidiaries, and/or (c) the negotiation, documentation and execution of this Amendment Agreement and any documents relating hereto. This release shall be and remain in full force and effect notwithstanding the discovery by any Releasor after the date hereof (w) of any new or additional claim against any Releasee, (x) of any new or additional facts in any way relating to the subject matter of this release, (y) that any fact relied upon by it was incorrect or (z) that any representation made by any Releasee was untrue. The Company, on behalf of itself and the other Releasors, acknowledges and agrees that this release is intended to, and does, fully, finally and forever release all matters described in this Section 4.8, notwithstanding the existence or discovery of any such new or additional Claims or facts, incorrect facts, misunderstanding of law or misrepresentation. The Company, on behalf of itself and the other Releasors, covenants and agrees not to, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Claims released hereby. Notwithstanding the foregoing, in no event shall the foregoing be interpreted, construed or otherwise deemed as an admission or suggestion by the Holders of any wrongdoing or liability owed to the Company or any other Person. The Company, on behalf of itself and the other Releasors, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Holders have caused this Amendment Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

POLARIS INC.

By:	/s/ Robert P. Mack
Name:	Robert P. Mack
Title:	Interim Chief Financial Officer

Signature Page to Fifth Amendment to 2010 Note Purchase Agreement

HOLDERS:

METROPOLITAN LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Jennifer Potenta
Name:	Jennifer Potenta
Title:	Authorized Signatory

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY (f/k/a ING LIFE

INSURANCE AND ANNUITY COMPANY)

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By: Voya Investment Management LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

VENERABLE INSURANCE AND ANNUITY COMPANY (f/k/a VOYA INSURANCE AND ANNUITY COMPANY, ING USA ANNUITY AND LIFE INSURANCE COMPANY)

By: Voya Investment Management Co. LLC, as Agent

By:	/s/ Justin Stach
Name:	Justin Stach
Title:	Senior Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Anna Sabiston
Second Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Anna Sabiston
Assistant Vice President

MUTUAL TRUST LIFE INSURANCE COMPANY,

A PAN AMERICAN LIFE INSURANCE GROUP STOCK COMPANY

By:    PGIM Private Placement Investors, L.P.

(as Investment Advisor)

By:    PGIM Private Placement Investors, Inc.

(as its General Partner)

By:	/s/ Anna Sabiston
Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

By:    PGIM Private Placement Investors, L.P.

(as Investment Advisor)

By:    PGIM Private Placement Investors, Inc.

(as its General Partner)

By:	/s/ Anna Sabiston
Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings, LLC, as Investment Adviser

By:	/s/ Patrick M. Manseau
Name:	Patrick M. Manseau
Title:	Managing Director

CONSENT AND REAFFIRMATION

Dated as of January 15, 2021

Each of the undersigned (collectively, the “Subsidiary Guarantors”) hereby (i) acknowledges receipt of a copy of the Fifth Amendment to Master Note Purchase Agreement, dated as of the date hereof (the “Amendment Agreement”), (ii) consents to the execution and delivery thereof by the Company, (iii) agrees to be bound thereby, (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Company to the Holders pursuant to the terms of that certain Subsidiary Guaranty, dated as of May 2, 2011 (as amended, the “Subsidiary Guaranty”), and (v) reaffirms that the Subsidiary Guaranty is and shall continue to remain in full force and effect. Although each of the Subsidiary Guarantors has been informed of the matters set forth herein and in the Amendment Agreement and has acknowledged and agreed to same, such Subsidiary Guarantors understand that the Holders have no obligation to inform any of the Subsidiary Guarantors of such matters in the future or to seek any of the Subsidiary Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Amendment Agreement.

This Consent and Reaffirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature Pages Follow]

IN WITNESS WHEREOF the Subsidiary Guarantors have caused this Consent and Reaffirmation to be executed and delivered by their respective officer or officers thereunto duly authorized.

POLARIS ACCEPTANCE INC. POLARIS INDUSTRIES INC. [DE] POLARIS SALES INC. TETON OUTFITTERS, LLC POLARIS BOATS LLC HIGHWATER MARINE LLC PONTOON BOAT, LLC

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Assistant Treasurer

TAP AUTOMOTIVE HOLDINGS, LLC

By:	/s/ Michael Speetzen
Name:	Michael Speetzen
Title:	Executive Vice President and Treasurer

NORTH 54 INSURANCE, INC.

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Treasurer

POLARIS SALES EUROPE INC.

By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Vice President and Assistant Treasurer

 [Signature Page to Consent and Reaffirmation]

INDIAN MOTORCYCLE COMPANY INDIAN MOTORCYCLE INTERNATIONAL, LLC INDIAN MOTORCYCLE USA LLC
By:	/s/ John G. Springer
Name:	John G. Springer
Title:	Assistant Treasurer

[Signature Page to Consent and Reaffirmation]